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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 7, 2005 (July 1, 2005)
Date of Report (date of earliest event reported)

Overstock.com, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6322 South 3000 East, Suite 100
Salt Lake City, Utah 84121
(Address of principal executive offices)

(801) 947-3100
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

        On July 1, 2005, Overstock.com, Inc. (the "Company") and OMTek, LLC ("OMTek") executed a Colocation Center Agreement ("Agreement") for a portion of the first floor in the Old Mill Corporation Center II in Salt Lake City, Utah (the "Building"). Pursuant to this Agreement, the Company will lease approximately 11,289 rentable square feet for a term of 10 years, beginning at the date of occupancy. The base rent due under the sublease during the term is $197,557.50 per month, and escalates at the rate of 3% per year. During the first three years of this Agreement, OMTek will issue rent credits to the Company of $1,500,000, $1,000,000, and $500,000, respectively. OMTek also agrees to reimburse the Company for moving costs actually incurred up to $250,000. OMTek also agrees to give the Company a rental credit toward cost over-runs due to upgrades in electrical or other equipment of up to $1,000,000 credited to the Company at the end of the term of the lease.

        The Company is also obligated to pay its proportionate share of all costs, expenses and obligations of every kind relating to the Premises, the Building and the Property (each as defined in the sublease), and is entitled to a tenant improvement allowance for specified purposes.

        The Company is a party to a commercial lease agreement with an affiliate of OMTek, LLC relating to the lease of the Company's office headquarters

        The foregoing discussion of the Agreement is qualified in its entirety by the terms of the Agreement, a copy of which is filed as an exhibit hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

        The disclosure set forth under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1	Colocation Center Agreement between OMTek, LLC and Overstock.com, Inc., executed July 1, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.
By:	/s/ DAVID K. CHIDESTER David K. Chidester Senior Vice President, Finance
Date:	July 7, 2005

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  Item 1.01 Entry into a Material Definitive Agreement
  Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
  Item 9.01 Financial Statements and Exhibits
SIGNATURE